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                                                                      EXHIBIT 21

                         EAGLE-PICHER INDUSTRIES, INC.

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                       REGISTRANT'S
                                                                                                         VOTING
                                                                                                          POWER
                                                                                                       ------------


Cincinnati Industrial Machinery Sales Company, an Ohio corporation                                          100%
Daisy Parts, Inc., a Michigan corporation                                                                   100%
Dong Yang Eagle-Picher Limited, organized under the laws of
         South Korea                                                                                         49%
Eagle-Picher Development Company, Inc., a Delaware corporation                                              100%
Eagle-Picher Espana, S.A., organized under the laws of Spain                                                100%
Eagle-Picher Europe, Inc., a Delaware corporation                                                           100%
Eagle-Picher Far East, Inc., a Delaware corporation                                                         100%
Eagle-Picher Industries of Canada Limited, an Ontario (Canada)
         corporation                                                                                        100%
Eagle-Picher Industries GmbH, organized under the laws of Germany                                           100%
Eagle-Picher, Inc., organized under the laws of the Virgin Islands                                          100%
Eagle-Picher Minerals, Inc., a Nevada corporation                                                           100%
Equipos de Acuna, S.A.  de C.V., organized under the laws of Mexico                                         100%
Hillsdale Tool & Manufacturing Co., a Michigan corporation                                                  100%
Diehl & Eagle-Picher GmbH, organized under the laws of Germany                                               45%
EPTEC, S.A. de C.V., organized under the laws of Mexico                                                     100%
Eagle-Picher Industries Europe GmbH, organized under the
         laws of Germany                                                                                    100%



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